File No. 70-8052

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

               POST-EFFECTIVE AMENDMENT NO. 2 TO
                           FORM U-1
             APPLICATION/DECLARATION WITH RESPECT TO
                  REVOLVING CREDIT FACILITIES

                             under

        THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

NORTHEAST UTILITIES                   HOLYOKE WATER POWER COMPANY
174 Brush Hill Avenue                 1 Canal Street
West Springfield, MA 01090-0010       Holyoke, MA 01040

THE CONNECTICUT LIGHT                 NORTHEAST NUCLEAR ENERGY
  AND POWER COMPANY                     COMPANY
107 Selden Street                     107 Selden Street
Berlin, Connecticut 06037             Berlin, CT 06037

WESTERN MASSACHUSETTS                 THE ROCKY RIVER REALTY
  ELECTRIC COMPANY                      COMPANY
174 Brush Hill Avenue                 107 Selden Street
West Springfield, MA 01090-0100       Berlin, CT 06037

               NORTHEAST UTILITIES SERVICE COMPANY
                        107 Selden Street
                        Berlin, CT 06037

(Name of companies filing this statement and address of principal executive office)

                      NORTHEAST UTILITIES

  (Name of top registered holding company parent of declarant)

                    Robert P. Wax, Esq.
          Vice President, Secretary and General Counsel
               Northeast Utilities Service Company
                       P.O. Box 270
                  Hartford, CT  06141-0270

          (Name and address of agent for service)

The Commission is requested to mail signed copies of all orders, notices, and communication to:
David R. McHale                         Jeffrey C. Miller
Assistant Treasurer - Finance           Assistant General Counsel
Northeast Utilities                     Northeast Utilities
Service Company                         Service Company
P.O. Box 270                            P.O. Box 270
Hartford, CT  06141-0270                Hartford, CT 06141-0270

     The Application/Declaration in this proceeding is hereby amended as follows:

     1. The following exhibits are filed herewith:

          F.1.1     Opinion of Counsel

          J.1. Proposed Form of Notice under the Act (See File No. 70-8052, HCAR No. 35-26384, dated September 29, 1995)

                              SIGNATURES

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this amendment to be signed on their behalf by the undersigned thereunto duly authorized.

                                   NORTHEAST UTILITIES
                                   THE CONNECTICUT LIGHT AND
                                   POWER COMPANY
                                   WESTERN MASSACHUSETTS ELECTRIC
                                   COMPANY
                                   HOLYOKE WATER POWER COMPANY
                                   NORTHEAST NUCLEAR ENERGY
                                   COMPANY
                                   THE ROCKY RIVER REALTY COMPANY
                                   NORTHEAST UTILITIES SERVICE
                                   COMPANY


                              By:  /s/Jeffrey C. Miller
                                 Assistant General Counsel


Dated: October 17, 1995